Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-262574), of our report dated March 31, 2022, relating to the financial statements of GreenLight Biosciences Holdings, PBC (formerly known as Environmental Impact Acquisition Corp.) which is contained in the Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 5, 2022